Exhibit 99.1

7887 E. Belleview Ave. Suite 500 Denver, CO 80111 (720) 287-3093

Assure Holdings Acquires Certain Assets of Innovation Neuromonitoring, LLC

Expects to Increase Annual Number of Cases by More than 3,000

DENVER, August 3, 2023 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM), a provider of intraoperative neuromonitoring (“IONM”) and remote neurology services, today announced that it has acquired certain assets of Innovation Neuromonitoring, LLC (“Innovation”) for approximately $1.2 million in a cash and equity transaction.

John Farlinger, Assure’s executive chairman and CEO, commented, “The purchase of assets from Innovation is a strong strategic fit with our existing business and provides us with the opportunity to scale our operations rapidly. Innovation currently services more than 3,000 surgeries each year including Texas, our largest market. Importantly, we are deploying capital in a manner that we believe will increase value for our current shareholders and help us move towards delivering positive cash from operations more quickly.”

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience. For more information, visit the company’s website at www.assureneuromonitoring.com.

About Innovation Neuromonitoring

Innovation Neuromonitoring is a CNIM owned company that was established in 2015 in the Dallas-Fort Worth Area. Innovation’s vision has been focused and centered on outstanding patient care. Leading these services are the highly trained CNIM’s and Physicians representing Innovation Neuromonitoring. Since its inception, Innovation Neuromonitoring has expanded its services throughout Texas, South Carolina and Nevada. Its outstanding services are highly recognized by its surgeons and have led to Innovation Neuromonitoring’s services being expanded almost exclusively by surgeon and hospital referrals.

7887 E. Belleview Ave. Suite 500 Denver, CO 80111 (720) 287-3093

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. Forward-looking statements include, but are not limited to, management’s expectations regarding the increase in procedures, and other similar statements. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include risks regarding our patient volume or cases not growing as expected, or decreasing, which could impact revenue and profitability; unfavorable economic conditions could have an adverse effect on our business; risks related to increased leverage resulting from incurring additional debt; the policies of health insurance carriers may affect the amount of revenue we receive; our ability to successfully market and sell our products and services; we may be subject to competition and technological risk which may impact the price and amount of services we can sell and the nature of services we can provide; regulatory changes that are unfavorable in the states where our operations are conducted or concentrated; our ability to comply and the cost of compliance with extensive existing regulation and any changes or amendments thereto; changes within the medical industry and third-party reimbursement policies and our estimates of associated timing and costs with the same; our ability to adequately forecast expansion and the Company’s management of anticipated growth; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 31, 2023, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Contacts

Brett Maas, Managing Principal

Hayden IR

ionm@haydenir.com
(646) 536-7331